Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-51454, No. 333-01061 and No. 333-64984) of Mattel, Inc. of our report dated June 26, 2008 relating to the financial statements of the Mattel, Inc. Personal Investment Plan and the Mattel, Inc. Hourly Employee Personal Investment Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

June 26, 2008